As filed with the Securities and Exchange Commission on May 4, 2006
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLERGAN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	95-01622442 (I.R.S. Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612-1599
(Address of Principal Executive Offices including Zip Code)

ALLERGAN, INC.
2003 NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Douglas S. Ingram, Esq.	Copy to:
Executive Vice President, General Counsel and Secretary ALLERGAN, INC. 2525 Dupont Drive Irvine, California 92612-1599 (714) 246-4500	Jonn R. Beeson, Esq. LATHAM & WATKINS LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Maximum
		Maximum	Amount of
	Amount	Offering	Aggregate	Amount of
	to be	Price	Offering	Registration
Title of Securities to be Registered (3)	Registered (1)(3)	Per Share (2)	Price (2)	Fee
Common Stock, $0.01 par value	350,000 shares	$98.00	$34,300,000	$3,671

(1)	The Allergan, Inc. 2003 Nonemployee Director Equity Incentive Plan, as amended (the “Plan”), authorizes the issuance of an aggregate of 850,000 shares of common stock, par value $0.01 per share, of Allergan, Inc. (the “Company”) (the “Common Stock”), of which 350,000 shares are being registered hereunder and 500,000 of which have been previously registered.

(2)	The Proposed Maximum Offering Price Per Share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on April 27, 2006.

(3)	In the event of a stock split, stock dividend, spin-off, or similar transaction involving the Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act. Each share of Common Stock being registered hereunder, if issued prior to the termination of the Company’s Rights Agreement, dated as of January 25, 2000, as amended, will include one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the Common Stock.

Proposed sale to take place as soon after the effective date of the Registration Statement as shares are issued.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Registration of Additional Securities
     The Allergan, Inc. 2003 Nonemployee Director Equity Incentive Plan, as amended (the “Plan”), was formerly known as the 1989 Nonemployee Director Stock Plan and authorizes the issuance of an aggregate of 850,000 shares of Common Stock (after giving effect to stock splits, stock dividends, spin-offs and similar transactions, as set forth in the Plan). The Company has previously registered 500,000 shares of Common Stock issuable under the Plan by a (i) Registration Statement on Form S-8 filed with the Commission on August 3, 1989, Registration No. 33-29527, (ii) Registration Statement on Form S-8 filed with the Commission on September 29, 1998, Registration No. 333-64559, (iii) Registration Statement on Form S-8 filed with the Commission on August 11, 2000, Registration No. 333-43580, and (iv) Registration Statement on Form S-8 filed with the Commission on August 4, 2004, Registration No. 333-117936 (the “Prior Registration Statements”). Under this Registration Statement, the Company is registering an additional 350,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.
Experts
     The consolidated financial statements of Allergan, Inc. as of and for the year ended December 31, 2005, appearing in Allergan, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and Allergan, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.
     The consolidated financial statements and schedule of Allergan, Inc. and subsidiaries as of December 31, 2004, and for each of the years in the two-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2004 consolidated financial statements includes an explanatory paragraph that describes the Company’s adoption of Emerging Issues Task Force No. 04 08, The Effect of Contingently Convertible Instruments on Diluted Earnings Per Share, in 2004.
Item 8. Exhibits.
     See Index to Exhibits on page 5.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 3rd day of May, 2006.

ALLERGAN, INC.
By:	/s/ DAVID E.I. PYOTT
David E.I. Pyott
Chairman of the Board and Chief Executive Officer

By:	/s/ JEFFREY L. EDWARDS
Jeffrey L. Edwards
Executive Vice President, Finance and Business Development, Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints each of David E.I. Pyott, Jeffrey L. Edwards, Douglas S. Ingram and Matthew J. Maletta, as attorney-in-fact and agent, each acting alone, with full power of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 3rd day of May, 2006.

Signature	Title

/s/ DAVID E.I. PYOTT David E.I. Pyott	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ JEFFREY L. EDWARDS Jeffrey L. Edwards	Executive Vice President, Finance and Business Development, Chief Financial Officer (Principal Financial Officer)

/s/ JAMES F. BARLOW James F. Barlow	Senior Vice President, Corporate Controller (Principal Accounting Officer)

Signature	Title

/s/ HERBERT W. BOYER Herbert W. Boyer, Ph.D.	Vice Chairman of the Board

/s/ HANDEL E. EVANS Handel E. Evans	Director

/s/ MICHAEL R. GALLAGHER Michael R. Gallagher	Director

/s/ GAVIN S. HERBERT Gavin S. Herbert	Chairman Emeritus

/s/ ROBERT A. INGRAM Robert A. Ingram	Director

/s/ TREVOR M. JONES Trevor M. Jones, Ph.D.	Director

/s/ LOUIS J. LAVIGNE, JR. Louis J. Lavigne, Jr.	Director

/s/ RUSSELL T. RAY Russell T. Ray	Director

/s/ STEPHEN J. RYAN Stephen J. Ryan, M.D.	Director

/s/ LEONARD D. SCHAEFFER Leonard D. Schaeffer	Director

INDEX TO EXHIBITS

EXHIBIT NO.		PAGE NO.

4.1	Certificate of Designations of Series A Junior Participating Preferred Stock as filed with the State of Delaware on February 1, 2000 (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 10-K for the Fiscal Year ended December 31, 1999)

4.2	Rights Agreement dated as of January 25, 2000, between the Company and First Chicago Trust Company of New York (“Rights Agreement”) (incorporated by reference to Exhibit 4 to the Company’s Current Report on Form 8-K filed on January 28, 2000)

4.3	Amendment to Rights Agreement, dated as of January 2, 2002, between First Chicago Trust Company of New York, the Company and EquiServe Trust Company, N.A., as successor Rights Agent (incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001)

4.4	Second Amendment to Rights Agreement, dated as of January 30, 2003, between First Chicago Trust Company of New York, the Company and EquiServe Trust Company, N.A., as successor Rights Agent (incorporated by reference to Exhibit 1 of the Company’s amended Form 8-A filed on February 14, 2003)

4.5	Amended and Restated Indenture dated as of July 28, 2004, between the Company and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.11 to the Company’s Report on Form 10-Q for the Quarter ended September 24, 2004)

4.6	Form of Zero Coupon Convertible Senior Note Due 2022 (incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement 333-102425)

4.7	Registration Rights Agreement dated as of November 6, 2002, between the Company and Banc of America Securities LLC, Salomon Smith Barney Inc., J.P. Morgan Securities Inc. and Banc One Capital Markets, Inc. (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 dated January 9, 2003, Registration No. 333-102425)

4.8	Third Amendment to Rights Agreement, dated as of October 7, 2005 between Wells Fargo Bank, National Association and the Company, as successor Rights Agent (incorporated by reference to Exhibit 4.11 to the Company’s Form 10-Q for the Quarter Ended September 30, 2005)

5.1	Opinion of Counsel	6

23.1	Consent of Counsel (included in Exhibit 5.1)	6

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	8

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm	9

24	Power of Attorney (included in the signature page to this Registration Statement)	3

5